                                                                  EXHIBIT 10.100

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                          GOODY'S FAMILY CLOTHING, INC.

                                       AND

                                REGIS J. HEBBELER

                                TABLE OF CONTENTS

1.       Definitions..............................................................................................1

2.       Employment...............................................................................................3

3.       Term.....................................................................................................3

4.       Position and Duties; Business Time.......................................................................3

5.       Compensation.............................................................................................3

6.       Termination of Employment................................................................................5

7.       Obligations of the Company Upon Termination..............................................................6

8.       Change of Control........................................................................................8

9.       Non-exclusivity of Rights................................................................................8

10.      Full Settlement..........................................................................................8

11.      Arbitration of Disputes..................................................................................8

12.      Confidential Information and Nonsolicitation.............................................................8

13.      Successors...............................................................................................9

14.      Miscellaneous............................................................................................9

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), by and between GOODY'S FAMILY CLOTHING, INC., a Tennessee corporation (the "Company"), and REGIS J. HEBBELER (the "Executive"), shall be effective as of the 28th day of January, 2004.

                                    RECITALS:

         A. The Executive has for some time served as Vice President and General Counsel of the Company. The Company and the Executive have entered into a Severance Agreement dated September 16, 1998 (the "Existing Severance Contract"). The Company has promoted the Executive to Senior Vice President and General Counsel of the Company.

         B. The Company wishes to assure the continued service of the Executive. The Company desires to recognize the Executive's commitment to the Company and to confirm the right of the Executive to certain employment, compensation and severance benefits. To attain that end, the Company and the Executive wish to enter into this Employment Agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the Company and the Executive do hereby agree as follows:

                  1.       Definitions.

                  (a) "Accrued Obligations" shall mean (i) the Executive's Base Salary through the Date of Termination, (ii) any amounts deferred by the Executive and not yet paid by the Company pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company and any earned but unpaid vacation pay for the current year, (iii) any amounts or benefits owing to the Executive or to the Executive's beneficiaries under the then applicable employee benefit plans or policies of the Company and (iv) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive through the Date of Termination and which are reimbursable in accordance with the reimbursement policy of the Company described in Section 5(e).

                  (b)      "Base Salary" shall have the meaning set forth in
Section 5(a).

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Cause" shall mean that the Executive has, in the judgment of a majority of the Board (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with his duties with the Company or in the course of his employment with the Company; (ii) willfully caused damage to property of the Company; (iii) been convicted of a criminal offense (either a misdemeanor involving acts of dishonesty, theft or moral turpitude, or a felony); or (iv) engaged in a willful and material breach of his obligations under Section 4 of this Agreement which breach (under this clause iv) has been communicated to the Executive with specificity by written notice, and which has not been cured to the reasonable satisfaction of the Board within a reasonable period of time, which shall not be less than ten (10) days, nor more than thirty (30) days, following receipt of such written notice by the Executive. The Board shall provide the Executive with an opportunity to meet with the Board in order to provide the Executive an opportunity to refute or explain acts or omissions referred to in such written notice. For the purpose of this Section, no act or omission shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that such act or omission was done in the best interest of the Company.

                  (e) A "Change of Control" of the Company shall mean and shall be deemed to have occurred if (i) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act Rules")), other than Robert M. Goodfriend, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Robert M. Goodfriend, shall acquire in one or a series of transactions, whether through sale of stock or merger, more than 50% of the outstanding voting securities of the Company or any successor entity of the Company, (ii) all or substantially all of the Company's assets are sold or (iii) the shareholders of the Company approve a complete liquidation or dissolution of the Company.

                  (f) "Change of Control Date" shall mean (i) the closing date on which a Change of Control shall have occurred, (ii) in the case of a sale of all or substantially all of the Company's assets, the closing date on which a Change of Control shall have occurred after shareholder approval is obtained, or (iii) in the case of complete liquidation or dissolution of the Company, the date on which shareholder approval is obtained.

                  (g) "Date of Termination" shall have the meaning set forth in Section 6(e).

                  (h) "Disability" shall mean disability whereby the Executive is unable to render the services provided for by this Agreement by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) ninety (90) consecutive days or (ii) one hundred eighty (180) days in any consecutive three hundred sixty-five (365) day period.

                  (i) "Incentive Bonus" shall have the meaning as set forth in Section 5(b).

                  (j) "Incentive Plan" shall have the meaning as set forth in Section 5(b).

                  (k) "Notice of Termination" shall have the meaning as set forth in Section 6(d).

                  (l) "Qualified Plan" shall mean any retirement plan maintained by the Company which is intended to meet the requirements of the Internal Revenue Code of 1986, as amended.

                  (m) "Subsidiary" shall mean any majority-owned subsidiary of the Company.


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

                  (n) "Supplemental Payment Date" shall have the same meaning as set forth in Section 7(c).

                  2. Employment. The Company has employed the Executive, and the Executive has agreed to continue to be employed by the Company as Senior Vice President and General Counsel of the Company. The Executive has held the title of Vice President and General Counsel of the Company since May 7, 1995.

                  3. Term. The Executive shall be considered an at-will employee and his employment may be terminated by either party subject to the obligations of the parties upon such termination as set forth in this Agreement.

                  4.       Position and Duties; Business Time.

                  (a) Position and Duties. The Executive shall serve as Senior Vice President, General Counsel of the Company or another position which shall be either of comparable rank or a promotion and shall continue to have such responsibilities and duties as assigned to him by the Chief Executive Officer of the Company, the Chief Operating Officer of the Company or the Board from time to time.

                  (b) Business Time. The Executive agrees to devote his full business time to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for:

                           (i)      time spent in managing his personal,
financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of such responsibilities, and

                           (ii)     periods of vacation to which he is entitled,
periods of illness and other absences beyond his control.

It is expressly understood and agreed that the continued service by the Executive on any boards and committees on which he is serving or with which he is otherwise associated immediately preceding the date hereof, or his service on any other boards and committees shall not be deemed to interfere with the performance of the Executive's services to the Company; provided, that in the case of boards or committees on which the Executive is not currently serving the Executive provides written notice of his intention to serve and the Board thereafter approves such service (other than non-compensatory positions with local boards or committees e.g. charitable, chamber of commerce or homeowner associations which shall not require approval).

                  5. Compensation. The Executive shall be entitled to the following compensation and benefits for as long as the Executive remains an employee of the Company:


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

                  (a) Base Salary. The Executive shall receive a base salary (the "Base Salary") payable in equal bi-weekly installments (or such other installments as are provided by the Company for employees generally) at an annual rate of $175,000. The Company shall review the Base Salary periodically and in light of such review may, in its sole discretion, increase (but not decrease) the Base Salary taking into account any change in the Executive's responsibilities, increases in compensation of other executives with comparable responsibilities, performance of the Executive and other pertinent factors, and such adjusted Base Salary shall then constitute the "Base Salary" for purposes of this Agreement.

                  (b) Short Term Incentive Plan Bonus. The Company has established a "Short Term Incentive Plan" (the "Incentive Plan") under which the Executive shall be eligible to participate for each fiscal year he holds the position stated in Section 2 and shall be eligible to receive an annual incentive target bonus equal to a percentage of the Base Salary earned by Executive (as such percentage level of the target bonus may be approved and available from time to time to executives of the Company holding comparable positions) during each fiscal year based on performance and other specific objectives adopted by the Compensation Committee of the Board (the "Incentive Bonus").

                  (c) Incentive and Savings Plans; Retirement and Death Benefit Programs. The Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity-based compensation plans, and in all employee retirement, executive retirement and executive death benefit plans on a basis no less favorable than that basis generally available to executives of the Company holding comparable positions or having comparable responsibilities.

                  (d) Other Benefit Plans. The Executive, his spouse and their eligible dependents (as defined in, and to the extent permitted by, the applicable plan), as the case may be, shall be entitled to participate in or be covered under all medical, dental, group disability, group life, severance plans and programs of the Company to the extent such plans and programs are generally available to executives of the Company holding comparable positions or having comparable responsibilities.

                  (e) Other Perquisites. The Executive shall also be entitled to:

                           (i)      prompt reimbursement for all reasonable
expenses incurred by the Executive in accordance with the policies and procedures of the Company;

                           (ii)     three (3) weeks paid vacation, such paid
vacation time to be increased (but not decreased) in accordance with Company policy;

                           (iii)    an automobile allowance of $500 per month
shall be paid by the Company together with gasoline expenses for such automobile in accordance with the Company's policies and procedures with respect thereto; and


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

                           (iv)     an office or offices suitable for an
executive officer with secretarial and other assistance as shall reasonably be required by the Executive.

                           (f)      [Intentionally Omitted]

                           (g)      Existing Employment Contract. The Executive
and Company acknowledge that all the terms of the Existing Severance Contract are in full force and effect and there has not been any breach of such Existing Severance Contract.

                  6.       Termination of Employment.

                  (a) Disability; Death. The Company may terminate the Executive's employment after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice if the Executive shall fail to return to full-time performance of her duties within thirty (30) days after such receipt. If the Executive dies during the term of this Agreement, his employment hereunder shall be deemed to cease as of the date of his death.

                  (b) Voluntary Termination by the Executive. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than thirty (30) days' written notice to the Company, voluntarily terminate employment for any reason.

                  (c) Termination by the Company. The Company at any time may terminate the Executive's employment for Cause or without Cause.

                  (d) Notice of Termination. Any termination by the Company for Cause or by the Executive shall be communicated by a written Notice of Termination to the other party hereto given in accordance with Section 14(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given in the case of a termination for Cause which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the receipt of such notice).

                  (e) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminates.


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

                  7. Obligations of the Company Upon Termination. Upon termination of the Executive's employment with the Company, the Company shall have the following obligations:

                  (a) Death, Disability and Retirement. If the Executive's employment is terminated by reason of the Executive's death, Disability, or retirement on or after the attainment of age sixty-five (65), the Company shall have no further obligations to the Executive's legal representatives under this Agreement other than payment of the Accrued Obligations. If the Executive's employment is terminated by reason of the Executive's death or Disability, the Company shall have the additional obligation, subject to the terms of the Incentive Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, to pay a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of the Disability or the date of death of the Executive, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan. Unless otherwise directed by the Executive (or, in the case of the Incentive Plan or a Qualified Plan, as may be required by such Incentive Plan or Qualified Plan) all Accrued Obligations shall be paid to the Executive, his beneficiaries or his estate, as applicable, in a lump sum in cash within thirty
(30) days of the Date of Termination. In the event of the termination of the Executive by reason of retirement on or after the attainment of age sixty-five
(65), death or Disability, he and/or his named beneficiaries, as the case may be, shall be entitled to the benefits available through the Company sponsored plans and programs. With regard to the termination of the Executive's employment by reason of the Executive's death, retirement on or after the attainment of age sixty-five (65) or Disability, the Company shall, for a period of six (6) months after the Executive's Date of Termination, pay the entire COBRA premium under any Company medical and dental program that the Executive (and his spouse and eligible dependents) was participating in prior to the termination of employment. The Company's premium obligations in the preceding two sentences shall exclude normal employee contributions paid by the Executive prior to the Date of Termination. In addition to the foregoing, in the event of termination of the Executive's employment by reason of the death or Disability of the Executive, all unvested stock options held by the Executive shall become fully vested, effective on the Date of Termination, and shall thereafter be exercisable in accordance with the provisions of the applicable Option Plan (including, without limitation, Sections 5 and 6 thereof) and Option Agreement.

                  (b) Termination by the Company for Cause and Voluntary Termination by the Executive. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive the Company shall pay the Executive the Accrued Obligations. The Executive shall be paid all such Accrued Obligations in a lump sum in cash within thirty (30) days of the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement, unless otherwise required by a Qualified Plan or specified pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company.


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

                  (c) Other Termination of Employment. If the Company terminates the Executive's employment other than for Cause, death or Disability, the Company shall pay and provide to the Executive the following:

                           (i)      Severance Payment. The Company shall pay to
the Executive in a lump sum in cash or certified check within fifteen (15) days after the Date of Termination a severance payment equal to the sum of the following amounts (other than amounts payable from the Incentive Plan or Qualified Plans, non-qualified retirement plans and deferred compensation plans, which amounts shall be paid in accordance with the terms of such plans):

                                    (A)      all Accrued Obligations;

                                    (B)      a cash amount equal to six (6)
months of the Executive's Base Salary at the rate in effect as of the date when the Notice of Termination was given;

                                    (C)      subject to the terms of the
Incentive Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of such Termination or termination without Cause, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan.

In addition, if the Executive has not accepted employment from a subsequent employer prior to the date which is seven (7) months from the Date of Termination (the "Supplemental Payment Date"), commencing on the Supplemental Payment Date the Company shall pay the Executive an amount equal to fifty percent (50%) of his monthly Base Salary at the rate in effect as of the date when the Notice of Termination was given in equal monthly installments until the earlier of (i) the payment of the sixth (6th) monthly installment; or (ii) the date of the Executive's acceptance of employment from a subsequent employer. The Executive shall notify the Company immediately upon his acceptance of any such new employment if secured prior to the payment by the Company of such six (6) additional monthly installments.

                  (d) Release. As a condition precedent to the receipt of any termination benefits payable to the Executive under this Section 7, the Executive agrees to execute a general release among other things releasing the Company from any obligation or liability (other than those contained in Sections 7, 8, 9, 10, 11, 13 and 14 hereof, to the extent an obligation under any such section arose at or prior to the Date of Termination and remains unfulfilled). Such release shall exclude the Executive's rights under any Qualified Plan.

                  (e) Discharge of Company's Obligations. Subject to the performance of its obligations under Sections 7, 8, 9, 10, 11, 13 and 14 (and then, only to the extent an obligation under any such section arose at or prior to the Date of Termination and remains unfulfilled), the


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

Company shall have no further obligations to the Executive under this Agreement in respect of any termination of employment.

                  8. Change of Control. Upon the occurrence of a Change of Control, the Company shall pay the Executive, as consideration for assisting the Company in bringing about a successful transaction, an amount equal to twelve
(12) months of the Executive's Base Salary at the rate in effect as of the Change of Control Date. Such amount shall be payable in a lump sum in cash or certified check within five (5) days after the Change of Control Date.

                  9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company, including, but not limited to stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

                  10. Full Settlement. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

                  11. Arbitration of Disputes. In the event that a claim for payment or benefits under this Agreement is disputed, the Company and the Executive agree to submit such dispute to final and binding arbitration with United States Arbitration and Mediation, Inc. ("USAM") in Knoxville, Tennessee or such other arbitration firm as the Company and the Executive shall mutually agree. Either party wishing to arbitrate any claim hereunder shall notify the other party and USAM in writing whereupon USAM shall select a neutral arbitrator and shall schedule an arbitration hearing within thirty (30) days of receipt of such notice of arbitration. The arbitration shall be conducted in accordance with the rules and procedures of USAM. The parties agree that any arbitrator's award may be presented to a court of competent jurisdiction and judgment entered thereon.

                  12.      Confidential Information and Nonsolicitation.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data, including without limitation all trade secrets, relating to the Company, and its business, (i) obtained by the Executive during his employment by the Company, and (ii) which is not otherwise publicly known (other than by reason of an unauthorized act by the Executive) and is subject to efforts that are reasonable under the circumstances to maintain its secrecy. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having


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

jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) Upon termination of the Executive's employment for any reason, the Executive, for the twelve (12) month period following the Notice of Termination, shall not, on his own behalf or on behalf of any person or entity, directly or indirectly solicit or aid in the solicitation of any employees of the Company to leave their employment. In the event the Executive violates the terms of Section 12(a) or this Section 12(b), the Employee shall forfeit the right to all salary and benefits that the Executive and/or his family members were otherwise entitled pursuant to the terms of Section 7. Also, in the event that this Section 12 is determined to be unenforceable in part, it shall be construed to be enforceable to the maximum extent permitted by law.

                  (c) The Executive agrees that the covenants of confidentiality and non-solicitation contained in this Section 12 are reasonable covenants under the circumstances and necessary to protect the business interests and properties of the Company. The Executive agrees that irreparable loss and damage will be suffered by the Company should the Executive breach any of the covenants contained in this Section 12. Accordingly, the Executive agrees that the Company, in addition to all remedies provided at law or in equity, shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants contained in this Section 12.

                  13.      Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

                  14.      Miscellaneous.

                  (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, applied without reference to principles of conflict of laws.


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

                  (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:   at the address listed on the last page
                                         hereof

                  If to the Company:     Goody's Family Clothing, Inc.
                                         400 Goody's Lane
                                         P.O. Box 22000
                                         Knoxville, Tennessee 37933-2000
                                         Attention: Sr. Vice President,
                                                    Human Resources

(with a copy to the attention of the Secretary or to such other address as either party shall have furnished to the other in writing in accordance herewith). Communications delivered by hand or by overnight delivery shall be deemed received on the date of delivery and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

                  (d) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (g) Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties regarding the terms and conditions governing the Executive's employment with the Company, and all prior agreements governing the Executive's employment with the Company (including, without limitation, the Existing Severance Contract) shall have no further effect; provided, however, that except as specifically provided herein, the terms of this Agreement do not supercede the terms of any grant or award to the Executive under any stock option program of the Company except as specifically set forth in Section 7(a) with respect to the vesting and exercisability of stock options.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all effective as of the day and year first above written.


                                    GOODY'S FAMILY CLOTHING, INC.



                                    By:
                                       -----------------------------------
                                           Robert M. Goodfriend
                                    Title: Chairman and Chief Executive Officer


                                    EXECUTIVE: Regis J. Hebbeler



                                    --------------------------------------
                                    Name: Regis J. Hebbeler

                                    Address:


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